UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 10, 2012

Save The World Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 State Street, Suite 500 Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)          Election of Directors

On December 7, 2012, the Board of Directors of Save The World Air, Inc. (the “Company”) appointed Ryan K. Zinke as a new director of the Company to serve as a member of the Company’s Board of Directors until the Company’s next annual meeting of shareholders or until his successor is elected and qualified. Mr. Zinke accepted the appointment of the Board on December 10, 2012, effective December 17, 2012.

There is no arrangement or understanding between Mr. Zinke and any other persons pursuant to which he was selected as a director of the Company. Furthermore, the Company has not been since the beginning of the last fiscal year, and is not currently proposed to be, a participant in any related party transaction with Mr. Zinke within the meaning of Item 404(a) of Regulation S-K.

Mr. Zinke, as a member of the Board of Directors of the Company, will be entitled to receive fees, stock options, warrants or stock which may be granted by the Company to its directors.

Additionally, Mr. Zinke’s affiliate, Continental Divide, LLC (“Continental”), is a party to an Independent Contractor Agreement (the “IC Agreement”) with the Company, pursuant to which Continental has agreed to provide the Company, through Mr. Zinke, services relating to finance, business development, business strategies, business opportunities and related matters. Continental is wholly-owned by Mr. Zinke and his wife. The IC Agreement’s term is one (1) year and provides for monthly compensation payable to Continental of $5,000.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 12, 2012

SAVE THE WORLD AIR INC.
By: /s/ Cecil Bond Kyte
Name: Cecil Bond Kyte
Title: CEO